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                            CERTIFICATE OF AMENDMENT
                         TO CERTIFICATE OF INCORPORATION

                             eCHANNEL VENTURES INC.

         The undersigned incorporator of eChannel Ventures Inc. (the "Company") hereby certifies that the Company has not received any payment for any of its stock, that the Company's directors have yet to be elected and that the sole incorporator of the Company has adopted the following amendments to the Company's Certificate of Incorporation in accordance with the provisions of
Section 241 of the General Corporation Law of the State of Delaware.

         FIRST, that the Certificate of Incorporation of the Company be amended by striking out the whole of Article Fourth as it now exists and inserting in lieu thereof a new Article Fourth, which shall read as follows:

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 20,000,000, of which 19,800,000 shares shall be Common Stock, $0.001 par value, and 200,000 of which shall be Preferred Stock, $0.001 par value, which shall be subject to the provisions of ARTICLE SIXTH.

         SECOND, that the Certificate of Incorporation of the Company be amended by inserting a new Article Sixth, which shall read as follows:

                  SIXTH: The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of the Article FOURTH, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         THIRD, that the Certificate of Incorporation of the Company be amended by inserting a new Article Seventh, which shall read as follows:

                  SEVENTH: The directors of the Company shall have the power to make and to alter or amend the By-laws of the Company; to fix the amount to be reserved as working capital; and to authorize and cause to be executed mortgages and liens without limit as to the amount upon the property and franchise of the Company.

         FOURTH, that the Certificate of Incorporation of the Company be amended by inserting a new Article Eighth, which shall read as follows:

                  EIGHTH: The personal liability of the directors of the Company is hereby eliminated to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         FIFTH, that the Certificate of Incorporation of the Company be amended by inserting a new Article Ninth, which shall read as follows:




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                  NINTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         IN WITNESS WHEREOF, the undersigned incorporator of eChannel Ventures Inc. has executed this certificate on the 10th day of December, 1998 and affirms under penalties of perjury that the statements contained herein are true and correct.

                                                        ------------------------
                                                        John J. Hughes, Jr.
                                                        Incorporator